Beyond Commerce Closes Acquisition of PathUX, LLC

Expands with Cloud-Based Management Automation Software

LAS VEGAS, NV (Accesswire) – June 3, 2019 – Beyond Commerce, Inc. (OTCQB: BYOC) (the “Company”), a provider of B2B internet marketing analytics, technologies and services, announced today the closing of its acquisition of PathUX, LLC, which was previously disclosed on February 12, 2019.

Geordan Pursglove, Beyond Commerce’s Chief Executive Officer, commented, “PathUX provides Cloud-based marketing automation software and makes a great addition to our strategic vision. We believe there are tremendous opportunities for synergies and cross-selling and look forward to our future growth plans as one company. Their team has done a terrific job building a recurring revenue business model that offers a high degree of visibility, predictability and scale.”

Headquartered in Westport Connecticut, PathUX is a premiere software developer that specializes in the development of proprietary tools providing Cloud based marketing automation and analytics for their clients. Marketers can create precise audiences to deliver more relevant messages to their customers.

About Beyond Commerce, Inc.

Beyond Commerce, Inc. (OTCQB: BYOC) is focused on business combinations of “big data” companies in global B2B internet marketing analytics, technologies and services. The Company’s objective is to develop and deploy disruptive strategic software technology that will build on organic growth potential and to exploit cross-selling opportunities. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their big data, marketing and related sales initiatives. For additional information, please visit: https://beyondcommerceinc.com and https://www.service800.com.

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Contact Information:

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